EXHIBIT 10.13

ACCESSKEY IP, INC.
CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement"), made and entered into as of this 1st day of April, 2008 by and between AccessKey IP, Inc., (the "Company) and Bruce M. Palmer (the "Consultant").

RECITALS

WHEREAS, the Company wishes to engage the consulting services of Consultant; and WHEREAS, consultant wishes to provide the Company with consulting services.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.   CONSULTING SERVICES

The Company hereby authorizes, appoints and engages the Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement:

The Consultant will assist the Company and act in the capacity of President of TeknoCreations, Inc. a wholly owned subsidiary the Company.

2.   TERM OF AGREEMENT

This Agreement shall be in full force and effect as of April 1, 2008 and shall remain in effect until cancelled by either party with 30 day notice.

3.   COMPENSATION TO CONSULTANT

A.	The Company shall pay to Consultant Seven Thousand dollars ($7,000) monthly paid on the 15th and 30th of each month (in an-ears) based on services performed during his teen of service.

B.	Stock Options, Bonuses and Incentives (as well as any other benefits) will be included as they apply to others in "like" capacity and will be performance based.

C.	Consultant shall be reimbursed for all authorized Company related expenses.

D.
Should Consultant resign from his position or be asked to resign from his position for any reason, Consultant will be paid one year compensation of Eighty Four Thousand dollars ($84,000) at the time he vacates his position.

4.   REPRESENTATIONS AND WARRANTIES OF CONSULTANT

Consultant represents and wauaiits to and agrees with the Company that:

a.
This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its teens, except as rights to indemnity hereunder may be limited by applicable federal or slate securities laws, and except as such enforceability maybe limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

b.
The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property.

c.
The parties hereto acknowledge and agree that the Company shall have the right to refuse any course of action proposed by Consultant and to refuse any customer or sale identified by Consultant or any other source.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company, hereby represents, warrants, covenants to and agrees with Consultant that:

a.
This agreement has been duly authorized, and executed be the Company. This agreement constitutes the valid, legal and binding obligations of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability my e limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

b.
There is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body which might result in a material adverse change in the financial condition of the Company. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under, any statute, indenture, mortgage or other material Agreement or instrument to which the Company is a party, or violate any order, applicable to the Company, or governmental agency having jurisdiction over the Company or over any of its property.

6.   INDEPENDENT CONTRACTOR

Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

7.   ASSIGNMENT

This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

8.   CHOICE OF LAW AND VENUE

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New Mexico including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be submitted to Arbitration within the State of New Mexico, County of Bernalillo.

9.   NONDISCLOSURE

Each party hereto agrees to keep the terms of this Agreement and the transactions contemplated hereby as confidential and shall not disclose such information to any third party, other than professional advisors utilized to negotiate and consummate the transactions contemplated hereby. The parties hereto agree that in the event there is a breach of the foregoing confidentiality provision, the damage to the parties hereto would be difficult to estimate and as a result, in the event of such a breach, the non-breaching party, in addition to any and all other remedies allowed by law, would be entitled to injunctive relief enjoining the actions of the breaching party.

10.   SEVERABILITY

If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement

11.   CAPTIONS

The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement Or the construction of any provisions herein.

12.   COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

13.   MODIFICATION

No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto,

14.   ATTORNEYS FEES

Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the effective date.

/s/ Bruce M. Palmer	/s/ Stevens Resource Group
Bruce M. Palmer, Director	Stevens Resource Group, Consultant
ACCESSKEY IP, INC.

/s/ Larry Snyder
Larry Snyder, Director
ACCESSKEY IP, INC.

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